EX-99.77.I - Terms of new or amended securities
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Effective August 31, 2010, the Goldman Sachs Concentrated International
Equity Fund, Goldman Sachs International Small Cap Fund, Goldman Sachs Emerging Markets Equity Fund, Goldman Sachs Balanced Fund, Goldman Sachs BRIC (Brazil, Russia, India, China) Fund, Goldman Sachs Structured International Small Cap Fund and Goldman Sachs Structured Emerging Markets Equity Fund (the Funds) commenced offering Class IR Shares.

The terms of the Class IR Shares for each of the Funds are described in Post-Effective Amendment No. 254 to the Trusts Registration Statement on Form N-1A filed with the Securities and Exchange Commission on August 30, 2010 (Accession No. 0000950123-10-082180). Amendment No. 56 to the Trusts
 Agreement and Declaration of Trust, dated May 20, 2010, which established Class IR Shares for each of the Funds, is incorporated herein by reference to Exhibit (a)(57) to Post-Effective Amendment No. 249 to the Trusts Registration Statement on Form N-1A filed with the Securities and Exchange Commission on June 30, 2010 (Accession No. 0000950123-10-062676).